UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 31, 2003
                             UNITED FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                                    MINNESOTA
                 (State or other jurisdiction of incorporation)

         0-28080                                          81-0507591
(Commission File Number)                       (IRS Employer Identification No.)


                     P. O. BOX 2779, 120 FIRST AVENUE NORTH,
                           GREAT FALLS, MONTANA 59403
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (406) 727-6106
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


         On July 31, 2003, United Financial Corp., a Minnesota corporation ("the Company"), completed the disposition of its majority-owned subsidiary Valley Bancorp, Inc., an Arizona corporation ("Valley"), pursuant to a Merger Agreement dated May 22, 2003 (the "Merger Agreement"), as a result of which Valley became a wholly owned subsidiary of Marquette Financial Companies, a Minnesota corporation ("Marquette"). The Company owned approximately 65% of Valley's issued and outstanding capital stock. As provided in the Merger Agreement, the net purchase price paid by Marquette for all Valley capital stock outstanding was approximately $14.6 million.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)       Exhibits:


                  Exhibit 2.1 Merger Agreement dated May 22, 2003 between Marquette, Valley and the Company (incorporated by reference into the Company's current report on Form 8-K dated May 23, 2003)


                  Exhibit           99.1 Press Release of United Financial Corp.
                                    dated August 1, 2003, reporting the
                                    completion of the previously announced sale of Valley Bancorp, Inc.




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                                   SIGNATURES
        Pursuant to the requirements of the Securities and Exchange Act of 1934, United Financial Corp. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            UNITED FINANCIAL CORP.

DATE: August 1, 2003                        By:    /s/ Paula J. Delaney
                                                   -----------------------
                                                   Paula J. Delaney
                                                   Chief Financial Officer




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                                  EXHIBIT INDEX
EXHIBIT NO.   DESCRIPTION
-----------   -----------
Exhibit 2.1   Merger Agreement dated May 22, 2003 among Marquette,
              Valley and the Company (incorporated by reference into the Company's Current Report on Form 8-K dated May 23, 2003)

Exhibit 99.1 Press Release of United Financial Corp. dated August 1, 2003, reporting the completion of the previously announced sale of Valley Bancorp, Inc.